OPTION TO LICENSE AND RESEARCH SUPPORT AGREEMENT
                                     BETWEEN
                    THE SALK INSTITUTE FOR BIOLOGICAL STUDIES
                                       AND
                                  EPITOPE, INC.











                                                         DATED FEBRUARY 25, 1997

                OPTION TO LICENSE AND RESEARCH SUPPORT AGREEMENT
                                     BETWEEN
                    THE SALK INSTITUTE FOR BIOLOGICAL STUDIES
                                       AND
                                  EPITOPE, INC.



1.       DEFINITIONS     1

2.       GRANT OF OPTION RIGHTS LICENSE     2

3.       PAYMENTS     3

4.       EXERCISE OF THE OPTION     3

5.       TERMS OF PROPOSED LICENSE     4

6.       OWNERSHIP OF INTELLECTUAL PROPERTY     5

7.       DISCLAIMERS     5

8.       INDEMNIFICATION     6

9.       PROSECUTION AND MAINTENANCE OF PATENT RIGHTS     6

10.      TERM AND TERMINATION     8

11.      CONFIDENTIAL INFORMATION     9

12.      CHOICE OF LAW; DISPUTE RESOLUTION     9

13.      DUE DILIGENCE      10

14.      NOTICES     10

15.      RESEARCH AND SHARING OF INFORMATION     10

16.      MISCELLANEOUS     11

                OPTION TO LICENSE AND RESEARCH SUPPORT AGREEMENT


                  This Option to License and Research Support Agreement (the "Agreement") is made and entered into as of Feb. 25, 1997, by and between The Salk Institute for Biological Studies, a nonprofit public benefit corporation organized under the laws of the State of California ("Salk"), and EPITOPE, INC., a corporation organized under the laws of the State of Oregon ("Epitope").


                                   BACKGROUND

                  Salk is the owner or co-owner of certain Patent Rights (defined below) and of the Technical Information (defined below) relating to the Patent Rights. The development of certain inventions included within the Patent Rights was sponsored in part by agencies of the Federal Government and, as a consequence, this Agreement is subject to overriding obligations to the Federal Government as set forth in 35 U.S.C. Section 200 et seq. Salk desires that the Patent Rights be developed and utilized to the fullest extent possible so that products resulting from them may be available for public use and benefit. Salk has determined that the best method for disseminating the Patent Rights is through the grant of licenses to entities willing to evaluate and develop products and services covered by the Patent Rights. Epitope has, or has access to, the scientific talent, know-how and facilities to further evaluate, develop and potentially market products which may result from the use of the Patent
Rights. Epitope wishes to obtain and Salk is willing to grant to Epitope an option to license the Technical Information so that Epitope can further evaluate and develop the technology for commercial application in plants.

                  NOW, THEREFORE, IN CONSIDERATION OF THE ABOVE PREMISES, AND THE MUTUAL COVENANTS CONTAINED HEREIN, THE PARTIES HEREBY AGREE AS FOLLOWS:

                              TERMS AND CONDITIONS


1. DEFINITIONS.

                  1.1 The term "AFFILIATE" shall mean any entity which controls, is controlled by or is under common control with Epitope, where "control" means beneficial ownership of more than fifty percent (50%) of the outstanding shares or securities or the ability otherwise to elect a majority of the board of directors or other managing authority.

                  1.2 The term "PLANT BIOLOGY LABORATORY" shall mean collectively the research laboratories at Salk devoted to plant biology research, including, but not limited to, those under the direction of Dr. Christopher Lamb, Dr. Joanne Chory, and Dr. Detlef Weigel.

                  1.3 The term "FIELD OF USE" shall mean certain fruit and vegetable crops and certain horticultural plants, as spelled out in Schedule A, attached hereto and incorporated by reference herein, but in no event shall include, without limitation, corn, canola, sunflower, safflower, soybeans, cotton, cereals, sorghum, forestry trees, all fruitwood or hardwood species grown primarily for wood or as ornamental trees, plants of any species grown as ornamentals, and other plants not specifically listed in Schedule A.

                  1.4 The term "LICENSED TECHNOLOGY" shall mean collectively the Patent Rights and the Technical Information (defined below).

                  1.5 The term "PATENT RIGHTS" shall mean all information, inventions or discoveries covered by the patent applications listed on Schedule A, attached hereto and incorporated by reference herein, which Schedule may be modified from time to time by the parties as specified herein, and any and all patents issuing thereon, owned by or licensed to Salk with the right to sublicense. The term "patents" as used in this Agreement shall include, without limitation, all provisional and utility applications, substitutions, continuations, continuations-in-part, divisions, reissues, extensions and foreign counterparts of the aforementioned.

                  1.6 The term "TECHNICAL INFORMATION" shall mean all know-how, trade secrets, data, processes, procedures, methods, formulas, protocols and information which are not covered by the Patent Rights or any other patent rights of Salk, but which are necessary or useful for the commercial exploitation of the Patent Rights, and which are known or become known during the Term (as hereinafter defined) in the Plant Biology Laboratory and which Salk has the lawful right to license and disclose without accounting to any third party.

                  1.7      The term "TERM" shall be as defined in Section 10.1.

                  1.8 The term "TERRITORY" shall mean the territory listed with respect to each entry in Schedule A.


2. GRANT OF OPTION RIGHTS LICENSE.

                  2.1 PATENT RIGHTS AND TECHNICAL INFORMATION. Subject to the limitations set forth in this Agreement, Salk hereby grants to Epitope and its Affiliates an option (the "Option") (exclusive or nonexclusive as stipulated on the attached Schedule A), for the Term to acquire (1) an exclusive with the right to sublicense, or nonexclusive without the right to sublicense, worldwide commercial license under the Patent Rights in the Field of Use and in the Territory as stipulated for each entry in the attached Schedule A; and (2) a non-exclusive commercial license in and to the Technical Information in the Field of Use and in the Territory as stipulated for each entry in the attached Schedule A, with the right to grant sublicenses to such Technical Information in conjunction with sublicenses of Patent Rights pursuant to an exclusive license under this Section 2.1; which licenses under (1) and (2) are to make, have made, use and sell in the Field of Use and in the Territory products which are composed of or incorporate the Licensed Technology or the production, use or sale of which products is within the scope of any claim in a pending patent application or an issued patent included in the Patent Rights.

                  For the duration of the Term of this Agreement, Salk grants to Epitope a non-exclusive license under the Licensed Technology, to use the Licensed Technology for research and evaluation purposes in each specified Field of Use to determine Epitope's interest in exercising the Option; provided further that Epitope may also be granted the right to contract with third party independent contractors to use the Licensed Technology for research and evaluation purposes in one or more of the respective Fields of Use upon notification in writing to Salk so long as necessary to help Epitope determine its interest in exercising the option and so long as such contracts are made under conditions at least as protective to Salk as those under this Agreement.

                  2.2 GOVERNMENT RIGHTS. Epitope acknowledges that certain of the Licensed Technology was developed in part with funds furnished by the Government of the United States of America and that the Government has certain rights relative thereto. This Agreement is explicitly made subject to the Government's rights under any applicable law or regulation. To the extent that there is a conflict between any such applicable law or regulation and this Agreement, the terms of such applicable law or regulation shall prevail.

                  2.3 SUBLICENSES. Epitope shall have the right to grant sublicenses to third party independent contractors contracted with under Section
2.1 above, which sublicenses shall be limited in duration to the Term and shall include, without limitation, a provision binding sublicensees to all terms hereof intended for the protection of Salk and other indemnified parties against liability or loss. Epitope further agrees to deliver to Salk for informational purposes (and under an obligation of confidentiality) a true and correct copy of each sublicense under the Option granted by Epitope, and any modification or termination thereof, within thirty (30) days after execution, modification, or termination.

                  2.4 RIGHT OF FIRST NEGOTIATION FOR NEW TECHNOLOGY. For the term of this Agreement, prior to granting any rights to third parties in any of the Fields of Use and any of the Territories as stipulated in the attached Schedule A (collectively referred to as the "Area of Rights") with respect to any new technology not within the definition of Licensed Technology developed in the Plant Biology Laboratory with the access fees paid by Epitope under this Agreement (the "New Technology"), Salk shall first offer rights in such New Technology in the Area of Rights to Epitope. Any such offer shall include an identification of the New Technology and initial data regarding such technology
for  review by  Epitope.  Epitope  shall  have  [       ]* days from the date it
receives such offer to determine whether or not it wishes to purchase an option to such New Technology at that time and to so notify Salk. Salk shall not negotiate with any third parties regarding such New Technology in the Area of
Rights within such [       ]* day period or until Epitope has notified Salk that
it does not wish to obtain rights in such New Technology, whichever occurs first. If Epitope desires to obtain rights in such New Technology, such rights may be added to this Agreement or become subject to a new agreement as desired by the parties. If Epitope decides not to obtain rights to such New Technology at that time or if Salk and Epitope cannot negotiate an agreement within [
 ]* months  following the [       ]* day period after such offer,  then Salk may
offer the New Technology to one or more third parties in the Area of Rights (as well as continuing to offer the New Technology to third parties outside the Area of Rights).


3. PAYMENTS.

                  3.1 ACCESS FEE. As consideration for the rights granted to Epitope under this Agreement, Epitope agrees to pay to Salk the Access Fees each year specified in the attached Schedule A for each Technology referred to there. Such fees will be due and payable in four equal installments on the first day of each quarter, i.e., January 1, April 1, July 1 and October 1 for the term of the
Agreement  except as limited in  Section 4. [                                 ]*
Epitope represents that the execution and delivery of this Agreement and the payment of the Access Fees have been duly and validly authorized by all necessary corporate action by Epitope.

                  3.2 OTHER PAYMENTS. Epitope shall pay Salk amounts received by Epitope in consideration of any sublicense to this Agreement and under this Agreement with any third party (other than an Affiliate of Epitope) in an amount equal to [ ]* of the actual amount received by Epitope under such sublicense; with the understanding that this Section 3.2 applies to sublicenses under the option provided herein.


4. EXERCISE OF THE OPTION.

                  If Epitope elects to exercise its option rights to enter into a license agreement, Epitope shall notify Salk in writing pursuant to Section 14 (Notices) prior to the expiration of this Agreement.


* Bracketed material has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                  When Epitope exercises its option hereunder with respect to a given Schedule A entry in the particular Field of Use and Territory specified in said Schedule A, and the parties shall accordingly diligently work to execute a license agreement within the guidelines provided herein. Once such license agreement has been executed by the parties, the terms therein shall replace and supersede the terms of this Agreement as to the Schedule A entry covered by the license agreement and Epitope shall not be liable to Salk for any additional Access Fees in regard thereto under this Agreement.

                  Epitope may notify Salk in writing during the Term of this Agreement, that it no longer has any interest in pursuing commercial development of a particular Schedule A entry (the "Rejected Technology"). In such event, the option for a license of such Rejected Technology shall be terminated as to that technology, such technology shall be deemed to be removed from this Agreement and Epitope shall not be obligated for any future Patent Costs related to such
Rejected  Technology.  [                                                      ]*

5. TERMS OF PROPOSED LICENSE.

                  If and when Epitope exercises its Option under this Agreement for any of the Schedule A entries, then Epitope and Salk shall thereupon negotiate in good faith to arrive at mutually agreeable, reasonable terms and conditions for the license agreement. The terms of the license agreement shall include, but not be limited to, the following provisions:

                           (A) a right to sublicense  the rights being  licensed
                  if the license is exclusive.

                           (B) a license issue fee equivalent to [            ]*
                  for the Schedule A entry being licensed.

                           (C) a royalty  rate to be based on the added value of
                  the technology to the product, taking into consideration additional third party technology licenses needed to market the products covered, but in any event not to exceed [ ]* from the sale of products incorporating the Licensed Technology, with the royalty rates being determined with regard to each Schedule A entry such that if more than one Schedule A entry is incorporated into the products, the
                  royalty rates will be additive [               ]*

                           (D) fees paid to Salk on sublicenses at a rate of [
                                 ]* of amounts actually received by Epitope from
                  sublicensees.

                           (E) diligence terms requiring Epitope to use reasonable efforts based on reasonably prudent business judgment in evaluating the Licensed Technology and producing products for sale that incorporate the Schedule A entry to be licensed.

                           (F) disclaimer and  indemnification  terms similar to
                  those set out in Sections 7 and 8.

                           (G)  patent  cost  obligations  similar  to  those in
                  Section 9.

                           (H)  termination   provisions  similar  to  those  in
                  Section 10.

* Bracketed material has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                  5.2 The license agreement contemplated in Section 5.1 shall be subject to all the applicable provisions pertaining to the rights of the Government of the United States as specified in Section 2.2.


6. OWNERSHIP OF INTELLECTUAL PROPERTY.

                  6.1 Epitope (for itself, its Affiliates and sublicensees) acknowledges and agrees that Salk is and shall remain (as to Epitope) the sole owner of the Patent Rights, subject to the rights of the Federal Government as set forth in 35 U.S.C. Section 200 et seq., and that Epitope (including its Affiliates and sublicensees) has no rights in or to the Patent Rights other than the rights specifically granted herein.

                  6.2 Salk warrants to Epitope that it has the lawful right to enter into this Agreement and grant the option contained herein. Epitope is aware that certain technology listed in Schedule A is owned in part by The Samuel Roberts Noble Foundation.


7. DISCLAIMERS.

                  7.1 WARRANTY DISCLAIMER. Nothing in this Agreement is or shall be construed as:

                           (A) a warranty  or  representation  by Salk as to the
                  validity or scope of any Patent Rights;

                           (B) a warranty or representation  that anything made,
                  used, sold or otherwise disposed of under any license granted pursuant to this Agreement is or will be free from infringement of patents, copyrights and other rights of third parties;

                           (C) an  obligation  to bring or prosecute  actions or
                  suits against third parties for infringement, except to the extent and in the circumstances described in Section 9.3; or

                           (D) a grant by implication, estoppel, or otherwise of
                  any licenses under patent applications or patents of Salk or other persons other than as provided in Section 2 hereof.

                  7.2 NO WARRANTY. Except as expressly set forth in this agreement, Salk makes no representation and extends no warranty of any kind, either express or implied, including, without limitation, the condition, originality or accuracy of the research or any invention or product, whether tangible or intangible, conceived, discovered or developed under this Agreement; or the merchantability or fitness for a particular purpose of the research or any such invention or product. Salk shall not be liable for any direct, consequential, or other damages suffered by Epitope, any licensee, or any other resulting from the use of the research or any such invention or product.

8. INDEMNIFICATION.

                  8.1 INDEMNIFICATION BY EPITOPE. Except to the extent of the limited waiver and indemnity by Salk set forth in Section 8.2, Epitope hereby waives any claims it may have, and agrees to indemnify, defend and hold harmless Salk and its present and former officers, trustees, employees, agents and co-owners of technology from any claim, loss, cost, expense, or liability of any kind including reasonable attorneys' fees and expenses arising out of or related to (a) use by Epitope, its Affiliates or its sublicensees of the Licensed Technology or the results of any work performed pursuant to this Agreement or
(b) any manufacture, use, sale or other disposition by Epitope, its Affiliates or its licensees of products made by use of such Licensed Technology or the results of any work performed pursuant to this Agreement. Salk shall promptly notify Epitope of any such claim and shall cooperate with Epitope and its insurance carrier in defense of the claim at Epitope's expense.

                  8.2 INDEMNIFICATION BY SALK. Salk hereby waives any claims it may have, and agrees to indemnify, defend and hold harmless Epitope and its present and former officers, directors, employees and agents from any claims, loss, cost, expense, or liability of any kind including reasonable attorneys' fees and expenses resulting from the injury or death of an employee or agent of Salk engaged in conducting the research contemplated by or performed under this Agreement, working in the facility in which such research is conducted, or damage to or loss of the property of Salk, caused by the negligence or willful misconduct of Salk in conducting such research.


9. PROSECUTION AND MAINTENANCE OF PATENT RIGHTS.

                  9.1 PROSECUTION AND MAINTENANCE. As between Salk and Epitope, Salk shall have full control over prosecution and maintenance of the patent applications and patents contained in the Patent Rights. Salk shall diligently prosecute and maintain or use its best efforts to cause a co-owner to prosecute and maintain the United States and foreign patent applications and patents in the Patent Rights. Salk will keep Epitope advised of the status of such prosecution and maintenance by providing Epitope in confidence with prompt and complete copies of all official communications with respect to the patent applications and patents contained in the Patent Rights. Salk agrees to consider carefully adding claims reasonably requested by Epitope to any patent application in the Patent Rights which Epitope believes are necessary to protect products contemplated to be sold under a potential License Agreement.

                  9.2       PATENT COSTS.

                           (A) Upon execution of this  Agreement,  Epitope shall
                  pay to Salk [                                               ]*
                  as reimbursement for the percentages of Patent Costs incurred through 1996 specified in Schedule A. Epitope shall reimburse Salk for said percentages of Patent Costs thereafter incurred during the term of this Agreement with respect to the Patent Rights; provided that each percentage of Patent Costs to be borne by Epitope is to be based on and shared with other licensees and options under the Patent Rights on a pro rata basis, with the number of licensees. If Epitope exercises its option rights under this Agreement, Epitope's pro rata share of the Patent Costs shall be determined based upon the number of licenses then existing and the extent of the Field of Use and Territory on a Schedule A entry by entry basis. If Salk subsequently obtains additional licensees, then Epitope's pro rata share of the Patent Costs shall be reduced by Salk accordingly. Conversely, if one or more licensees terminate their interest then Epitope's share of the Patent Costs shall increase. "Patent Costs" as used in this Agreement shall mean only out-of-pocket

* Bracketed material has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                  expenses incurred in connection with the preparation, filing, prosecution up to and through appeal from a final rejection by an Examiner of the United States Patent Office and maintenance of United States patent applications and patents, including the fees and expenses of attorneys and patent agents, filing fees and maintenance fees, and the filing of an application under the Patent Cooperation Treaty, but excluding costs associated with any patent infringement actions. Salk will provide an invoice to Epitope for Epitope's pro rata share of any such Patent Costs on a semiannual basis, and Epitope shall reimburse Salk for its share of Patent Costs within thirty
                  (30) days after delivery of any such invoice. Notwithstanding anything above to the contrary:

                                    (i)  Epitope   will  not  pay  Patent  Costs
                           associated  with  [                                ]*
                           without  Epitope's  agreement  in  advance  [      ]*

                                    (ii) Epitope will not pay extension fees and
                           will not pay more than [                           ]*
                           of Patent Costs associated with an application, including continuations from an initial parent application without Epitope's agreement in advance that such expenses are desirable and reasonably necessary business expenses; and

                                    (iii)  Epitope  will  not  pay  for  fees in
                           connection with an interference in the United States Patent Office or in a court of law, without Epitope's agreement in advance that such expenses are desirable and reasonably necessary business expenses.

                           (B) Except with regard to any patent rights that result from applications for which Epitope did not pay fees and costs in accordance with Section 9.2(a) (ii) and (iii) above, in the event Epitope elects to discontinue payment for the filing, prosecution and/or maintenance of any patent application and/or patent contained in the Patent Rights, any such patent application or patent shall be excluded from the definition of the Patent Rights and from the scope of the license granted under this Agreement, and all rights relating thereto shall revert to Salk and may be freely licensed by Salk.

                           (C) Salk shall  provide  notice to Epitope at least 4
                  months before the deadline for any patent application of the Patent Rights to be filed in a country other than the United States and Epitope shall, using reasonable business judgment and with consultation with Salk, determine and notify Salk before one month from the foreign filing deadline which countries Epitope elects to pay for the filing, prosecution and maintenance of such patents. If Epitope elects not to support in a given country a patent application or patent included in the Patent Rights and Salk, acting in reliance thereon, ceases to prosecute such patent application or maintain such patent, Epitope warrants that it will not sell a product covered by the claims of any such patent as issued or, in the case of an application, covered in the claims as written at the time Epitope notified Salk of its decision not to support the application, unless Epitope is obligated to pay royalties and/or other payments under this Agreement on sales in said country because such product is covered by another patent or patent application licensed hereunder. If Epitope elects not to support in a given country a patent application or patent included in the Patent Rights and subsequently Salk or another licensee of Salk elects to support such a patent application or patent, then Salk shall so inform Epitope and Epitope shall be entitled to another opportunity to elect to share in the costs of such support on a pro

* Bracketed material has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                  rata basis with Salk and/or such licensee and shall have rights according to this Agreement under such patent or patent application. All costs relating to patent applications or patents Epitope elects to support shall be deemed to be included in the definition of Patent Costs and Epitope shall be responsible for its pro rata share as set out in Section 9.2(a).

                  9.3 DEFENSE AGAINST INFRINGEMENT. In the event Epitope or Salk becomes aware of any actual or threatened infringement of any Patent Rights, that party shall promptly notify the other and the parties shall discuss the most appropriate action to take. Both parties shall use their best efforts in cooperating with each other to terminate such infringement without litigation. If, within one hundred twenty (120) days after the date of notification of infringement, attempts to abate such infringement are unsuccessful, then Epitope and other optionees and/or licensees similarly situated may bring such action at their own expense, in which event Salk shall cooperate with Epitope as reasonably requested, at Epitope's expense. Salk may, on its own initiative, join in such suit. All recoveries, damages and awards in such suit, after reimbursement of any litigation expenses of Salk not previously reimbursed, shall belong to Epitope and any other optionees and/or licensees, but to the extent in excess of the litigation expenses of Epitope and any other such optionees and/or licensees shall be considered income subject to royalty payable to Salk hereunder. In the event that Epitope elects not to institute or prosecute any suit to enjoin or recover damages from any infringer, then Salk alone may, in its sole discretion and at its expense, initiate and conduct an infringement action and keep any settlement or award which may be obtained. Epitope and Salk agree that neither will settle any action commenced by it in a manner that is prejudicial to any Patent Rights without the other party's prior written approval.


10. TERM AND TERMINATION.

                  10.1 TERM. This Agreement shall become effective as of the date of this Agreement set forth above and continue for a period of three years, unless earlier terminated as permitted herein. The Term may be renewed upon written agreement by both parties.

                  10.2 TERMINATION BY EITHER PARTY. This Agreement may be terminated by either party, if the other party substantially fails to perform or otherwise materially breaches any of the material terms, covenants or provisions of this Agreement, such termination to be effected by giving written notice of intent to terminate to the breaching party stating the grounds therefor. The party receiving the notice shall have thirty (30) days thereafter to correct such breach. If such breach is not corrected within said thirty (30) days after notice as aforesaid, then this Agreement shall automatically terminate.

                  10.3 TERMINATION BASED ON THIRD PARTY CONFLICTS. Epitope may terminate this Agreement as to any Patent Rights effective upon notice to Salk, at its sole discretion if a patent or patent application of the Patent Rights is subjected to an interference in the United States Patent Office or in a court of law or if Salk or Epitope is sued or threatened with suit by a third party for infringement or other exercise of the Patent Rights and the technologies associated with them.

                  10.4 TERMINATION  BASED ON EMPLOYMENT OF KEY INDIVIDUALS.  The
parties recognize that [                                                      ]*
contemplated  under this  Agreement is crucial to the success of that  research,
and therefore agree that, [                                                   ]*
Salk will so notify Epitope [                                                 ]*
and Epitope may then terminate  this Agreement by written notice to Salk,  which
termination shall be effective [             ]* days after [             ]*.

* Bracketed material has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                  10.5 CONSEQUENCES OF TERMINATION. In the event of expiration of this Agreement or termination of the Agreement for any reason whatsoever:

                           (A) Epitope shall not thereby be discharged  from any
                  liability or obligation to Salk which became due or payable prior to the effective date of such expiration or termination; and

                           (B) The rights and  obligations  of the parties under
                  Sections 7, 8, 10.5 and 11 shall survive any termination of this Agreement.


11. CONFIDENTIAL INFORMATION.

                  All confidential scientific and technical information communicated by one party hereunder (the "Provider") to the other party, its affiliates or sublicensees (the "Recipient"), including, without limitation, information contained in patent applications, shall be received in strict confidence by the Recipient, used only for the purposes of this Agreement and not disclosed by the Recipient or their respective agents or employees without the prior written consent of the Provider, unless such information (i) was in the public domain at the time of disclosure, (ii) later became part of the public domain through no act or omission of the recipient party, its employees, agents, successors, or assigns, (iii) was lawfully disclosed to the recipient by a third party having the right to disclose it, (iv) was already known by the recipient at the time of disclosure and recipient can so demonstrate by competent written proof or (v) is required to be disclosed to a governmental agency pursuant to such agency's rule and regulations in order to secure regulatory approval, provided that Recipient shall first give notice to Provider of such disclosure and shall have made a reasonable effort to maintain the confidentiality of such information. Nothing contained herein shall prevent Epitope or its Affiliates from disclosing information to sublicensees or Salk disclosing information to its other optionees and/or licensees so long as such sublicensees, licensees and optionees agree to be bound by these confidentiality provisions. Notwithstanding the above, there shall be no restrictions on the right of Salk and or Epitope to publish the results of the work hereunder.


12. CHOICE OF LAW; DISPUTE RESOLUTION.

                  12.1 GOVERNING LAW. This Agreement is made in accordance with and shall be governed and construed in accordance with the laws of the State of California, as applied to contracts executed and performed entirely within the State of California, without regard to conflicts of laws rules.

                  12.2 ARBITRATION. If a dispute arises between the parties relating to the interpretation or performance of this Agreement or the grounds for the termination thereof, the parties agree to hold a meeting, attended by individuals with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. If, within thirty (30) days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, such dispute shall be submitted to final and binding arbitration under the then current Licensing Agreement Arbitration Rules of the American Arbitration Association ("AAA"), with a panel of three (3) arbitrators in Oregon if the arbitration is called for by Salk and in San Diego, California if the arbitration is called for by Epitope. Such arbitrators shall be selected by the mutual agreement of the parties or, failing such agreement, shall be selected according to the aforesaid AAA rules. The parties shall bear the costs of arbitration equally unless the arbitrators, pursuant to their right, but not their obligation, require the non-prevailing party to bear all or any unequal portion of the prevailing party's costs. The decision of the arbitrator shall be final and may be sued on or enforced by the party in whose favor it runs in any court of competent jurisdiction at the option of the successful party. The arbitrators will be instructed to prepare and deliver a written, reasoned opinion conferring their decision. The rights and obligations of the parties to arbitrate any dispute relating to the interpretation or performance of this Agreement or the grounds for the termination thereof shall survive the expiration or termination of this Agreement for any reason.


13. DUE DILIGENCE.

                  Epitope shall diligently undertake the requisite research and testing of the Licensed Technology necessary to evaluate its interest in exercising the option. Epitope shall be entitled to exercise prudent and reasonable business judgment in meeting its due diligence obligations hereunder.


14. NOTICES.

                  The payments to be made hereunder to Salk shall be made by wiring the required amount to Salk's bank in accordance with Salk's instructions or by mailing or sending by commercial courier checks for the required amount to Salk's address. Notices provided for herein shall effectively be given by mailing the same by certified or registered mail or by delivery by commercial courier, in each case properly addressed with charges prepaid. For the purposes of making payments and giving notices, the addresses of the parties hereto are as follows:

                  The Salk Institute for Biological Studies
                  10010 North Torrey Pines Road
                  La Jolla, CA 92037
                  Attn: Director, Legal Services & Technology Transfer

                  Epitope, Inc.
                  8505 S.W. Creekside Place
                  Beaverton, Oregon 97008-7108
                  Attn:  President

or to such subsequent addresses as either party may furnish the other by giving notice thereof as provided in this Section 14.


15. RESEARCH AND SHARING OF INFORMATION.

                  15.1 It is expected that the two parties will work together to further develop the technologies set out on Schedule A. The role each party will play will depend upon how advanced the underlying technology of interest is, with Salk providing primarily the necessary basic research and Epitope evaluating the technology for commercial utility and expansion to numerous plant products. Each party will report to each other at least quarterly at a mutually convenient time the findings of their respective research and will share ideas regarding future projects. Epitope would expect to continue research with the relevant technology, gene etc. in multiple plant varieties or crops.

                  15.2 DISCLOSURE OF INFORMATION. Salk agrees to provide Epitope with research data or other information which bears upon the practice and use of the Licensed Technology so that Epitope can be apprised as timely as possible regarding both positive and negative features of the technology which may assist Epitope in evaluating the commercial application of the technologies covered under this Agreement. Salk agrees to promptly provide written correspondence which henceforth is addressed to or otherwise received by the Technology Transfer Department of Salk from sources other than patent offices (see Section 9.1) which is known by Salk to be materially relevant to the patentability of any of the Patent Rights, including such correspondence about potential interferences. There will be frequent communications, written oral or both, between scientists from both parties, at least once quarterly at the mutual convenience of the parties. Salk agrees to send to Epitope at least once quarterly a written report drafted under the direction of Dr. Lamb that specifies which research projects are funded hereunder by title, the amounts from Epitope allocated to each project, the names of the personnel involved in the project and a brief description of the research status for each of the projects funded by the fees provided to Salk under this Agreement. Salk will promptly provide Epitope copies of all publications and manuscripts of Salk emanating from the Plant Biology Laboratory accepted for publication which relate to the Licensed Technology. Salk further agrees to provide Epitope promptly with copies of all United States and, upon request and to the extent not duplicative, foreign patent applications which Salk files and patents which may issue thereon, in each case which are included in the Patent Rights.

                  15.3 EPITOPE TECHNOLOGY. Rights to inventions, improvements and/or discoveries, whether patentable or not, relating to the work out of this Agreement conceived or made solely by employees of Epitope or its agents shall belong to Epitope. Such inventions, improvements, and/or discoveries shall not be subject to the terms and conditions of this Agreement.

                  15.4 COLLABORATION. It is understood that the Salk investigators shall be free to discuss the research with other investigators and to collaborate with them. Notwithstanding Salk's commitments under this Agreement, in the event any inventions, discoveries, biological material, or software result from such collaboration, Salk shall grant to Epitope the rights outlined in this Agreement to the extent these are not in conflict with obligations to another party as a result of the involvement of the other investigator(s). In this latter case, Salk shall exert its good faith efforts to enable Epitope to obtain rights.


16.      MISCELLANEOUS.

                  16.1 ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either party without the prior written consent of the other party (such consent not to be unreasonably withheld with respect to an assignment in the event of a sale of all or substantially all of a party's assets). This Agreement shall be binding upon and inure to the benefit of Salk, Epitope and their respective assigns and successors in interest.

                  16.2 HEADINGS. The headings used in this Agreement are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                  16.3 AMENDMENT. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed by both parties.

                  16.4 FORCE MAJEURE. Any delays in performance by any party under this Agreement (other than the payment of monies due) shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to, acts of God, embargoes, governmental restrictions, strikes or other concerted acts of workers, fire, flood, explosion, riots, wars, civil disorder, rebellion or sabotage. The party suffering such occurrence shall immediately notify the other party and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence.

                  16.5 INDEPENDENT CONTRACTORS. In making and performing this Agreement, Salk and Epitope act and shall act at all times as independent contractors and nothing contained in this Agreement shall be construed or implied to create an agency, partnership or employer and employee relationship between Salk and Epitope. At no time shall one party make commitments or incur any charges or expenses for or in the name of the other party except as specifically provided herein.

                  16.6 SEVERABILITY. If any term, condition or provision of this Agreement is held to be unenforceable for any reason, it shall, if possible, be interpreted rather than voided, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other terms, conditions and provisions of this Agreement shall be deemed valid and enforceable to the full extent.

                  16.7 WAIVER. None of the terms, covenants, and conditions of this Agreement can be waived except by the written consent of the party waiving compliance.

                  16.8 ENTIRE  AGREEMENT.  This  Agreement  contains  the entire agreement and understanding between the parties with respect to the subject matter hereof, and merges all prior discussions, representations and negotiations with respect to the subject matter of this Agreement.

                  16.9 USE OF SALK'S NAME. Epitope shall have no right to publicize this Agreement or its relationship with Salk without Salk's prior written approval, except as provided in this Section 16.9 and as may be required to obtain sublicensees and to comply with federal or state laws and regulations. Salk agrees that Epitope may make known in promotional and technical literature that the Licensed Technology was developed by scientists at Salk and that products are offered under license from Salk; provided, however, that such use shall not state or imply that Salk has any relationship with Epitope other than as licensor.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers or representatives.

ATTEST:                                              THE SALK INSTITUTE
                                                     FOR BIOLOGICAL STUDIES


By:      /s/ D. D. Busch                    By:      /s/ Thomas D. Pollard

Title:   Assistant Secretary                Title:   President


ATTEST:                                              EPITOPE, INC.


By:      /s/ Richard K. Bestwick            By:      /s/ Adolph J. Ferro
         Richard K. Bestwick, Ph.D.                  Adolf J. Ferro, Ph.D.

Title:   Sr. Vice President, COO            Title:   President, CEO

                                   SCHEDULE A

                OPTION TO LICENSE AND RESEARCH SUPPORT AGREEMENT
                                     BETWEEN
                    THE SALK INSTITUTE FOR BIOLOGICAL STUDIES
                                       AND
                                  EPITOPE, INC.


Technology:                The gene SAR-1 or DIR-1,  including  any  modified or
                           mutant forms and related research  developed  jointly
                           in  Dr.  Christopher  Lamb's  laboratory  and  at the
                           Ardmore  Laboratories  of The  Samuel  Roberts  Noble
                           Foundation   which  confers   constitutive   Systemic
                           Acquired  Resistance  (SAR) in transgenic  plants and
                           any  technology  developed  through  studies of SAR-1
                           relating  thereto  that  results  in  or  enables  or
                           improves   the   function   of   Systemic    Acquired
                           Resistance.

Patent Rights:             U.S.  Serial No.,  [                            ]* by
                           the Samuel Roberts Noble  Foundation,  entitled [  ]*

Access Fee:                [     ]* per year;  provided  that  such  fees  shall
                           increase to [     ]* if Salk obtains ownership rights
                           in the  technology  held by The Samuel  Roberts Noble
                           Foundation   before  July  1,  1997.  The  first  two
                           quarterly payments shall be [    ]*.

Field of Use:              Fruit,  vegetable and horticultural  crops as defined
                           by the following list of plant genera and species. In those cases where the genus name is followed by "sp.", all species of that genus are included.

                              [                                               ]*


* Bracketed material has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                   [                                  ]*

Territory:                 Worldwide

Exclusivity  in the field of use and in the  territory  of option  and  license:
    Exclusive except for [                                                    ]*
    which shall be non-exclusive;  and [                                      ]*
    which  shall  be  exclusive  for all  [                    ]* varieties, and
    non-exclusive for all [        ]* varieties.

Initial Share of Patent Costs:  [ ]*

                                                INITIALED:

                                                Epitope, Inc.

                                                2/25/97 Date /s/ RKB

                                                Salk Institute

                                                2/27/97 Date /s/ DDB

* Bracketed material has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                   SCHEDULE A

                OPTION TO LICENSE AND RESEARCH SUPPORT AGREEMENT
                                     BETWEEN
                    THE SALK INSTITUTE FOR BIOLOGICAL STUDIES
                                       AND
                                  EPITOPE, INC.


Technology:                LEAFY gene (Dr. Detlef Weigel, lead researcher)

Patent Rights:             LEAFY Salk File Nos. S94047 & S95098

                           U.S. Serial No.  [                                 ]*
                           entitled  [                                        ]*

                           U.S. Serial No.  [                                 ]*
                           entitled  [                                        ]*

Foreign:                   PCT Appln. [                                       ]*
                           designating [               ]*

Access Fee:                [    ]* per year

Field of Use:              Fruit,  vegetable and horticultural  crops as defined
                           by the following list of plant genera and species. In those cases where the genus name is followed by "sp.", all species of that genus are included.

                              [                                               ]*

* Bracketed material has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                   [                                          ]*

Territory:                 Worldwide

Exclusivity  in the field of use and in the  territory  of option  and  license:
Exclusive,  except for [                   ]*,  which shall be exclusive for all
[        ]* varieties, and non-exclusive for all [       ]* varieties.

Initial Share of Patent Costs:  [  ]*

                                                       INITIALED:

                                                       Epitope, Inc.

                                                       2/25/97 Date /s/ RKB

                                                       Salk Institute

                                                       2/27/97 Date /s/ DDB

* Bracketed material has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                   SCHEDULE A

                OPTION TO LICENSE AND RESEARCH SUPPORT AGREEMENT
                                     BETWEEN
                    THE SALK INSTITUTE FOR BIOLOGICAL STUDIES
                                       AND
                                  EPITOPE, INC.


Technology:                DET2 gene (Dr. Joanne Chory, lead  researcher).  DET2
                           encodes a steroid 5a hydroxylase and is a key enzyme in the synthesis of brassinosteroid hormones in plants. Ectopic expression of DET2 in transgenic
                           Arabidopsis leads to enhanced growth.

Patent Rights:             det2 Salk File No. S96011

                           U.S.  Serial No. [                                 ]*
                           entitled [                                         ]*

Access Fee:                [     ]* per year

Field of Use:              Fruit, vegetable, and horticultural crops
                           as defined by the following list of plant genera and species. In those cases where the genus name is followed by "sp.", all species of that genus are included.

                              [                                               ]*

* Bracketed material has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                   [                                          ]*

Territory:                 Worldwide

Exclusivity  in the field of use and in the  territory  of option  and  license:
    Exclusive except for [
                ]*,  which shall be  non-exclusive;  and [                    ]*
    which shall be exclusive for all [        ]*  varieties,  and  non-exclusive
    for all [       ]* varieties.


Initial Share of Patent Costs:  [ ]*

                                                      INITIALED:

                                                      Epitope, Inc.

                                                      2/25/97 Date /s/ RKB

                                                      Salk Institute

                                                      2/27/97 Date /s/ DDB

* Bracketed material has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                   SCHEDULE A

                OPTION TO LICENSE AND RESEARCH SUPPORT AGREEMENT
                                     BETWEEN
                    THE SALK INSTITUTE FOR BIOLOGICAL STUDIES
                                       AND
                                  EPITOPE, INC.


Technology:                Booster  Element  (BE) (Dr.  Christopher  Lamb,  lead
                           researcher).    A   booster    element,    comprising
                           essentially  [    ]* when placed in the TATA proximal
                           region   of   various   plant   promoters,   markedly
                           stimulates   transcription   without   altering   the
                           promoter's    intrinsic    pattern   of    expression
                           specificity. The booster cis element interacts with a
                           novel  trans  factor  comprising  domains  related to
                           histone H1 and the high  mobility  group  protein I/Y
                           respectively,   between  which  is  a  glutamine-rich
                           domain.


Patent Rights:             Booster Element Salk File No. S96005

                           U.S.  Serial  No. [                                ]*
                           entitled [                                         ]*

Access Fee:                [    ]* per year


Field of Use:              The Field of Use includes all plant  species for this
                           Technology.

Territory:                 Worldwide

Exclusivity of License:    Non-exclusive

Initial Share of Patent Costs:  [ ]*

                                                  INITIALED:

                                                  Epitope, Inc.


                                                  2/25/97 Date /s/ RKB

                                                  Salk Institute


                                                  2/27/97 Date /s/ DDB

* Bracketed material has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                   SCHEDULE A

                OPTION TO LICENSE AND RESEARCH SUPPORT AGREEMENT
                                     BETWEEN
                    THE SALK INSTITUTE FOR BIOLOGICAL STUDIES
                                       AND
                                  EPITOPE, INC.

Technology:                Cyclin gene (Dr.  Peter  Doerner,  lead  researcher).
                           Ectopic expression of a cdc2::cyc1 transgene enhances
                           plant  growth  without   altering   morphogenesis  or
                           causing neoplasms, leading to accelerated vegetative development and more rapid generation of biomass.

Patent Rights:             Cyclin Salk File No. S96006
                           U.S.  Serial  No.  [                               ]*
                           entitled. [                                        ]*

Access Fee:                [    ]* per annum

Field of Use:              Fruit,  vegetable and horticultural  crops as defined
                           by the following list of plant genera and species. In those cases where the genus name is followed by "sp.", all species of that genus are included.

                              [                                               ]*


* Bracketed material has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                  [                                           ]*


Territory:                    Worldwide

Exclusivity  in the field of use and in the  territory  of option  and  license:
    Exclusive except for [
                                          ]*, which shall be non-exclusive;  and
    [                    ]*,  which  shall  be  exclusive  for all  [         ]*
    varieties, and non-exclusive for all [       ]* varieties.


Initial Share of Patent Costs:  [ ]*

                                             INITIALED:

                                             Epitope, Inc.

                                             2/25/97 Date /s/ RKB

                                             Salk Institute

                                             2/27/97 Date /s/ DDB

* Bracketed material has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                    AMENDMENT
                                       TO
                OPTION TO LICENSE AND RESEARCH SUPPORT AGREEMENT
                                     BETWEEN
                    THE SALK INSTITUTE FOR BIOLOGICAL STUDIES
                                       AND
                                  EPITOPE, INC.

         This Amendment to the Option To License And Research Support Agreement ("Agreement") is made and entered into this 25th day of July, 1997 (the "Effective Date"), by and between The Salk Institute for Biological Studies, a nonprofit public benefit corporation organized under the laws of the State of California ("Salk"), and Epitope, Inc., a corporation organized under the laws of the State of Oregon ("Epitope").

         WHEREAS, Dr. Joanne Chory has been identified as a candidate for a position as an associate investigator of the Howard Hughes Medical Institute ("HHMI");

         WHEREAS, HHMI policy does not allow HHMI investigators to be subject to an option of the type granted under the Agreement, nor to receive research funds from commercial companies;

         WHEREAS, the appointment of Dr. Joanne Chory as an HHMI investigator is being delayed pending resolution of this matter;

         WHEREAS, Epitope has agreed to modify the Agreement to remove reference to the research of Dr. Joanne Chory past the Effective Date;

         WHEREAS, Epitope will have had the benefit of this research prior to the Effective Date in accordance with the terms of the Agreement;

         WHEREAS, The total amount of access fees paid to Salk by Epitope will remain unchanged and Salk will allocate the fees to other research;

         WHEREAS, Certain technology developed prior to the Effective Date by Dr. Chory outside of the Agreement will now be included by Salk within the Agreement to the benefit of Epitope; and

         WHEREAS, Salk has agreed to include Epitope among those notified of any licensable inventions arising in the future from the work of Dr. Chory as an HHMI Investigator.

         THEREFORE, in consideration of the mutual covenants contained herein, the Agreement between Salk and Epitope is hereby amended as follows:

         I. Section 1.2 is hereby revised to read in its entirety as follows:

                  1.2 The term "PLANT BIOLOGY LABORATORY" shall mean collectively the research laboratories at Salk devoted to plant biology research, including, but not limited to, those under the direction of Dr. Christopher Lamb and Dr. Detlef Weigel. Notwithstanding the foregoing, after the Effective Date, the term Plant Biology Laboratory shall not include the laboratory under the direction of Dr. Joanne Chory.

         II. Schedule A, pages 17 and 18, referring to the research of Dr. Joanne Chory concerning the DET2 gene, is hereby modified as attached hereto. Such research shall cease being subject to this Agreement as of the Effective Date. Such research prior to the Effective Date shall remain subject to the Agreement.

         III. Schedule A, pages 22 and 23 is hereby added to and made part of the Agreement effective as of February 25, 1997 and ending as of the Effective Date. The research described therein conducted prior to the Effective Date shall remain subject to the Agreement.

         IV. The access fee of [ ]* per year called for in the original Schedule A, pages 17 and 18 shall be prorated for the first year (five months of twelve) so that the access fee obligation of Epitope under the Agreement with
regard to that research of Dr. Joanne Chory shall be  [       ]*.  The remaining
[       ]*  for the  first  year  and  [     ]*  per  year  thereafter  shall be
allocated to other research within the Plant Biology Laboratory of Salk as further delineated in Schedule A, pages 24 and 25, possibly including, but not limited to, research already listed in Schedule A.

         V. Notwithstanding anything to the contrary in the Agreement or herein, the parties agree that Epitope shall not have a right of first negotiation with respect to technology developed after the Effective Date in the laboratory under the direction of Dr. Joanne Chory.

         Except as expressly amended above, the Agreement remains in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment on the date and year first written above.

ATTEST:                                    THE SALK INSTITUTE
                                           FOR BIOLOGICAL STUDIES


By:    /s/ D. D. Busch                     By:    /s/ Delbert E. Glanz

Title: Assistant Secretary                 Title: Executive Vice President



ATTEST:                                    EPITOPE, INC.


By:    /s/ Richard K. Bestwick, Ph.D.      By:    /s/ Adolph J. Ferro, Ph.D

Title: Sr. Vice President, R&D             Title: President, CEO


* Bracketed material has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                   SCHEDULE A

                OPTION TO LICENSE AND RESEARCH SUPPORT AGREEMENT
                                     BETWEEN
                    THE SALK INSTITUTE FOR BIOLOGICAL STUDIES
                                       AND
                                  EPITOPE, INC.

Technology:         DET2 gene (Dr. Joanne Chory, lead researcher) up to July 25,
                    1997. DET2 encodes a steroid 5a hydroxylase and is a key enzyme in the synthesis of brassinosteriod hormones in plants. Ectopic expression of DET2 in transgenic Arabidopsis leads to enhanced growth.

Patent Rights:      det2 Salk File No. S96011

                    U.S. Serial No.  [                             ]*,  entitled
                    [                                   ]*

Access Fee:         [       ]*

Field of Use:       Fruit, vegetable,  and horticultural crops as defined by the following list of plant genera and species. In those cases where the genus name is followed by "sp.", all species of that genus are included.

                   [                                                          ]*



* Bracketed material has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                   [                                                          ]*


Territory:         Worldwide

Exclusivity  in the field of use and in the  territory  of option  and  license:
Exclusive except for [
       ]*, which shall be non-exclusive;  and [                  ]*, which shall
be exclusive for all [        ]* varieties, and non-exclusive for all [       ]*
varieties.

Initial Share of Patent Costs:  [ ]

                                                     Initialed:

                                                     Epitope, Inc.

                                                     /s/ RKB Date 7/24/97

                                                     Salk Institute

                                                     /s/ DEG Date 7/24/97

* Bracketed material has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                   SCHEDULE A

                OPTION TO LICENSE AND RESEARCH SUPPORT AGREEMENT
                                     BETWEEN
                    THE SALK INSTITUTE FOR BIOLOGICAL STUDIES
                                       AND
                                  EPITOPE, INC.

Technology:         BIN1 receptor (Dr. Joanne Chory, lead researcher) up to July
                    25,  1997.  BIN1  encodes  a  putative   leucine-rich-repeat
                    receptor   kinase  that  acts  in   brassinosteroid   signal
                    transduction.   Ectopic  expression  of  BIN1  or  activated
                    derivatives of BIN1 is expected to enhance growth and yield and cause an increased resistance to disease.

Patent Rights:      BIN1, Salk File No. S97020

                    U.S.  Serial No. ------------ filed June 24, 1997,  entitled
                    [                    ]*

Access Fee:         As consideration for this technology, an access fee for this
                    (retroactively) or other research as allocated from time to time by Dr. Chris Lamb shall be provided by Epitope as provided in Schedule A, pages 24 and 25.

Field of Use:       Fruit, vegetable,  and horticultural crops as defined by the following list of plant genera and species. In those cases where the genus name is followed by "sp.", all species of that genus are included.

                    [                                                         ]*

* Bracketed material has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                    [                                                         ]*


Territory:          Worldwide

Exclusivity  in the field of use and in the  territory  of option  and  license:
Exclusive except for [
       ]*, which shall be non-exclusive;  and [                  ]*, which shall
be exclusive for all [        ]* varieties, and non-exclusive for all [       ]*
varieties.

Initial Share of Patent Costs:  [ ]*

                                                     Initialed:

                                                     Epitope, Inc.

                                                     /s/ RKB Date 7/24/97

                                                     Salk Institute

                                                     /s/ DEG Date 7/24/97


* Bracketed material has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                   SCHEDULE A

                OPTION TO LICENSE AND RESEARCH SUPPORT AGREEMENT
                                     BETWEEN
                    THE SALK INSTITUTE FOR BIOLOGICAL STUDIES
                                       AND
                                  EPITOPE, INC.

Technology:         That developed from research projects,  in the Plant Biology
                    Laboratory, to which funds are specifically allocated from time to time by Dr. Chris Lamb.

Patent Rights:      None at  present,  except  to the  extent  funds are used to support research described elsewhere in this Schedule A.

Access Fee:         [       ]* for the first year, [     ]*/year thereafter.

Field of Use:       As  specified  in  the  appropriate  Schedule  A;  provided, however, that licensed technology resulting from new work not currently listed in Schedule A shall be subject to the following Field of Use: Fruit, vegetable, and horticultural crops as defined by the following list of plant genera and species. In those cases where the genus name is followed by "sp.", all species of that genus are included.

                   [                                                          ]*


* Bracketed material has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                   [                                                          ]*


Territory:         Worldwide

Exclusivity  in the field of use and in the  territory  of option  and  license:
Exclusive except for [
       ]*, which shall be non-exclusive;  and [                  ]*, which shall
be exclusive for all [        ]* varieties, and non-exclusive for all [       ]*
varieties.

Initial Share of Patent Costs:  [ ]*

                                                    Initialed:

                                                    Epitope, Inc.

                                                    /s/ RKB Date 7/24/97

                                                    Salk Institute

                                                    /s/ DEG Date 7/24/97


* Bracketed material has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                             ASSIGNMENT OF AGREEMENT

This Assignment relates to a certain OPTION TO LICENSE AND RESEARCH SUPPORT AGREEMENT between The Salk Institute for Biological Studies and Epitope, Inc., effective February 25, 1997, as amended to date, including the amendment dated July 25, 1997 ("Agreement"). Agritope, Inc., an Oregon corporation has rights under the Agreement as an affiliate of Epitope, Inc. As of Sept. 23, 1997, Agritope, Inc. will no longer be an affiliate of Epitope, Inc. and, accordingly, the parties wish to allocate the rights under the Agreement by this Assignment. Accordingly, based on the background provided above, Epitope, Inc., and Agritope, Inc. agree as follows:

Epitope, Inc. hereby assigns all of its rights and obligations under the Agreement to Agritope, Inc.

IN WITNESS WHEREOF, the parties have executed this Assignment on the date and year first written above.

ATTEST:                                   EPITOPE, INC.


By: /s/ Trang Jewell                      By: /s/ C. Bergeron

Title: Executive Assistant                Title: VP Operations


ASSIGNMENT ACCEPTED BY

ATTEST:                                   AGRITOPE, INC.


By: /s/ Trang Jewell                      By: /s/ Adolph J. Ferro

Title: Executive Assistant                Title: President/CEO


THE ABOVE ASSIGNMENT IS SPECIFICALLY AGREED TO BY THE SALK INSTITUTE OF BIOLOGICAL STUDIES

ATTEST:                                   THE SALK INSTITUTE
                                          FOR BIOLOGICAL STUDIES


By: /s/ D. D. Busch                       By: Delbert E. Glanz

Title: Assistant Secretary                Title: Exec. Vice President